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EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-61557 and 333-52419) pertaining to the Employee Stock Purchase Plan and 1997 Stock Option Plan of SteelCloud, Inc. (a Virginia corporation) of our report dated December 21, 2001, except for Note 5 as to which the date is January 18, 2002, with respect to the consolidated financial statements and schedule of SteelCloud, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2001.


                                             /s/ ERNST & YOUNG LLP

McLean, Virginia
January 25, 2002